Exhibit 3.89

Exhibit 3.89

Form 5

Saskatchewan Consumer and Commercial

Affairs 304099

Corporation Number

Corporations

Branch

Certificate of

Amendment

The Business Corporations Act

I hereby certify that the articles of

WILIOWVAN MINING LTD.

are this day amended in accordance with the attached Articles of Amendment, Articles of Reorganization or Articles of Arrangement.

Given under my hand and seal

this

of

17th day of July

1989

Director

CB-5

cmP

Saskatchewan

Consumer and

Commercial

Affairs

Articles of Amendment The Business Corporations Act (Section 167 or 168)

Form 4

Corporations

Branch

Please see reverse for instructions

PROVINCE OF SASKATCHEWAN

REGlSTERED

JUL 17 1989

CORPORATIONS

BRANCH

1. Name of corporation: Willowvan Mining Ltd. Corporation No.304099

2. The articles of the corporation are amended as follows:

Paragraph 2 of the Articles of the Corporation be deleted. and the following substituted therefor:

“2. The municipality in which the registered office is to be situated: City of Estevan.”

3. Each amendment has been duly authorized pursuant to the requirements of the Act.

Date Name Office held Signature

Ju1y 11 , 1989 R.M. Melrose, Secretary and General Counsel

CB-4